UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 31, 2008

 (DATE OF EARLIEST EVENT REPORTED: March 31, 2008)

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Enbridge Energy Partners, L.P. (the “Partnership”) issued a press release on March 31, 2008 announcing the pricing of a private placement of $800 million aggregate principal amount of senior unsecured notes, including $400 million of 6.5% Notes due April 15, 2018 and $400 million of 7.5% Notes due April 15, 2038. The notes have not been registered under United States or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The offering is being made only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in reliance on Regulation S.  The Partnership expects to use the proceeds from this offering to repay a portion of its outstanding commercial paper and credit facility borrowings that it used to finance a portion of its capital expansion projects.  The remaining net proceeds will be used to fund a portion of its capital expansion projects.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 Ac, as amended, and is not incorporated by reference into any Securities Act registration statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: March 31, 2008	By:	/s/ Mark A. Maki
Mark A. Maki
Vice President—Finance
(Principal Financial Officer)

Index of Exhibits

Exhibit No.	Description
99.1	Press release of Enbridge Energy Partners, L.P. dated March 31, 2008 announcing the pricing of a private placement of notes.